Exhibit 99.1

Universal Declares Regular Cash Dividend & Announces Earnings Dates

Fort Lauderdale, Fla., April 10, 2026 – Universal Insurance Holdings, Inc. (NYSE: UVE) (“Universal” or the “Company”) announced today that its Board of Directors has declared a quarterly cash dividend of 16 cents per share of common stock, payable May 15, 2026 to shareholders of record as of the close of business on May 8, 2026.

Universal will issue a press release reporting its first quarter 2026 results after the market closes on Thursday, April 23, 2026. The company will host a conference call on Friday, April 24, 2026, at 10:00 a.m. ET to discuss financial results.

Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register-conf.media-server.com/register/BIf7338475e3b6498088eb9078ae971a72. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com